Exhibit 99.1

CONTACT:	Hilary Ginsberg Investor Relations (212) 822-0767

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC. ENTERS INTO SEPARATE PRIVATELY NEGOTIATED AGREEMENTS WITH CERTAIN HOLDERS OF 5.50% CONVERTIBLE SENIOR NOTES

New York, NY, August 3, 2018 – Apollo Commercial Real Estate Finance, Inc. (the “Company” or “ARI”) (NYSE: ARI), today announced the Company has entered into separate, privately negotiated agreements with a limited number of holders of the Company’s 5.50% Convertible Senior Notes due 2019 (the “Notes”).

Pursuant to the exchange agreements, the Company will exchange approximately $206.2 million in aggregate principal amount of Notes, for an aggregate of (i) 10,020,328 newly issued shares of ARI common stock plus (ii) approximately $39.3 million in cash, together with accrued and unpaid interest on the exchanged Notes up to, but excluding, the settlement date. The Company will not receive any proceeds from the issuance of such shares of ARI common stock. The exchanges are expected to close on or about August 7, 2018, subject to customary closing conditions. Following the exchanges, approximately $48.6 million aggregate principal amount of the Notes will remain outstanding.

The shares of ARI common stock issuable upon exchange have not been registered under the Securities Act of 1933, as amended, or any U.S. state or non-U.S. securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Apollo Commercial Real Estate Finance, Inc.

Apollo Commercial Real Estate Finance, Inc. (NYSE: ARI) is a real estate investment trust that primarily originates, acquires, invests in and manages performing commercial real estate mortgage loans, subordinate financings and other commercial real estate-related debt investments. The Company is externally managed and advised by ACREFI Management, LLC, a Delaware limited liability company and an indirect subsidiary of Apollo Global Management, LLC, a leading global alternative investment manager with approximately $269.5 billion of assets under management at June 30, 2018.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. These forward-looking statements include information about possible or assumed future results of the Company’s business, financial condition, liquidity, results of operations, plans and objectives. When used in this release, the words believe, expect, anticipate, estimate, plan, continue, intend, should, may or similar expressions, are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; the Company’s ability to deploy the proceeds of its capital raises or acquire its target assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. For a further list and description of such risks and uncertainties, see the reports filed by the Company with the

Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.